UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
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FORM 8-K
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CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 30, 2025
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Alight, Inc.
(Exact name of Registrant as Specified in Its Charter)
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Delaware	001-39299	86-1849232
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

320 South Canal Street,
50th Floor, Suite 5000, Chicago, IL		60606
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (224)737-7000
(Former Name or Former Address, if Changed Since Last Report)
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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, par value $0.0001 per share	ALIT	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.
The information included pursuant to Item 2.03 is incorporated by reference into this Item 1.01.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On May 30, 2025 (the “Amendment Effective Date”), Tempo Acquisition, LLC (the “Borrower”), an indirect, wholly owned subsidiary of Alight, Inc. (the “Company”) entered into Amendment No. 12 to Credit Agreement (the “Amendment”), which amended its credit agreement, dated as of May 1, 2017 (as amended from time to time prior to the Amendment Effective Date, the “Credit Agreement” and the Credit Agreement as amended by the Amendment, the “Amended Credit Agreement”) among the Borrower, Tempo Intermediate Holding Company II, LLC, an indirect, wholly owned subsidiary of the Company and the direct parent entity of the Borrower, the guarantors identified therein, the lenders identified therein and Bank of America, N.A., as administrative agent. The Amendment establishes a new incremental revolving credit facility, increasing revolving credit commitments by $30.0 million to an aggregate principal amount of $330.0 million (the “2025 Incremental Revolving Credit Facility”). The 2025 Incremental Revolving Credit Facility fully replaces all of the revolving credit commitments under the Credit Agreement immediately prior to the Amendment Effective Date (the “Existing Revolving Credit Commitments”), and the Existing Revolving Credit Commitments will be permanently reduced to $0 and terminated on the Amendment Effective Date. The 2025 Incremental Revolving Credit Facility has an extended maturity date of May 31, 2030; provided, that unless the seventh incremental term loans (or any permitted refinancing thereof) have been refinanced prior to June 1, 2028 (the “Springing Maturity Date”) with debt that has a maturity date no earlier than the date that is 91 days following May 31, 2030 such that no greater than $500.0 million of the seventh incremental term loans remains outstanding on the Springing Maturity Date, then the 2025 Incremental Revolving Credit Facility will mature on the Springing Maturity Date.

As of the Amendment Effective Date, amounts drawn under the 2025 Incremental Revolving Credit Facility bear interest at SOFR plus an applicable rate between 1.75% and 2.25% per annum, and fees on the outstanding balance of letters of credit bear interest at an applicable rate between 1.75% and 2.25% per annum, in each case, based on a pricing grid of Borrower’s consolidated first lien net leverage ratio. All other terms under the Credit Agreement remained unchanged. The Borrower is required to pay certain fees in connection with the Amendment.

The description of the Amended Credit Agreement in this Item 2.03 is qualified in its entirety by reference to the full text of the Amendment, which is filed as exhibit 10.1 to this Current Report on Form 8-K, and the Amended Credit Agreement, a copy of which is attached as Exhibit A to the Amendment.
Item 9.01 Financial Statements and Exhibits.
(d) Exhibits.

10.1	Amendment No. 12 to Credit Agreement, dated as of May 30, 2025.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALIGHT, INC.

Date:	June 2, 2025	By:	/s/ Martin Felli
Martin Felli, Chief Legal Officer and Corporate Secretary